EXHIBIT 99.1

Genprex Receives U.S. FDA Fast Track Designation for REQORSA™ Immunogene Therapy

in Combination with Keytruda® for the Treatment of Non-Small Cell Lung Cancer

Second FDA Fast Track Designation Further Validates the Potential of REQORSA

AUSTIN, Texas — (Jan. 3, 2022) — Genprex, Inc. (“Genprex” or the “Company”) (NASDAQ: GNPX), a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes, today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track Designation (FTD) for the Company’s lead drug candidate, REQORSA™ Immunogene Therapy, in combination with Merck & Co’s Keytruda® in patients with histologically-confirmed unresectable stage III or IV non-small cell lung cancer (NSCLC) whose disease progressed after treatment with Keytruda. In the first quarter of 2022, Genprex expects to initiate its Acclaim-2 clinical trial, which is an open-label, multi-center Phase 1/2 clinical trial evaluating REQORSA in combination with Keytruda, for this patient population. The Company previously received its first FTD for REQORSA in combination with AstraZeneca PLC’s Tagrisso® in patients with histologically confirmed unresectable stage III or IV NSCLC, with EGFR mutations that progressed after treatment with Tagrisso.

“We are thrilled to receive a second Fast Track Designation from the FDA for REQORSA in patients with late-stage NSCLC, this time in combination with the checkpoint inhibitor Keytruda,” said Rodney Varner, President and Chief Executive Officer at Genprex. “This Fast Track Designation is an important step in our efforts to accelerate clinical development of REQORSA and another validation of the potential of REQORSA to treat the unmet medical need of patients with late-stage NSCLC. With a strong balance sheet of $42 million in cash as of the end of the third quarter of 2021 and expert clinical trial management led by Chief Medical Officer and industry veteran Mark Berger, MD who joined Genprex in September 2021, we are well positioned to advance our Acclaim-1 and Acclaim-2 clinical trials in a meaningful way in 2022.”

Dr. Berger added, “Fast Track Designation provides a company opportunities to have more frequent engagement with the FDA to discuss the drug candidate’s development plan and also provides potential eligibility for priority review, which has a six-month review timeline. FDA may award Fast Track Designation if it determines that non-clinical or clinical data demonstrate the potential for a drug to address unmet medical need for a serious or life-threatening disease or condition. This provision is intended to facilitate development and expedite review of such drugs so that a product, if approved, can reach the market expeditiously. Advanced NSCLC represents a large patient population that is in desparate need of new therapies.”

Previously presented preclinical data have shown synergy between REQORSA and Keytruda. Those data showed that REQORSA combined with Keytruda was more effective than Keytruda alone in increasing the survival of mice with a humanized immune system that had metastatic lung cancers. Those studies in mice with a humanized immune system also documented multiple effects of REQORSA on the immune system, such as an increase in Natural Killer cells and a decrease in PD-L1 expression on tumor cells, that is believed likely to contribute to the synergy seen with Keytruda.

Fast Track Designation recipients may also be eligible for accelerated approval or rolling review of the recipient’s Biologics License Application (BLA) if other qualifying criteria are met. In addition, Fast Track product candidates could be eligible for priority review if supported by clinical data at the time of BLA submission.

The initial intended disease indication for development of REQORSA is NSCLC. According to the World Health Organization, in 2020 lung cancer was the leading cause of cancer deaths worldwide, causing more deaths than colorectal, breast, liver or stomach cancers. There were more than 2 million new lung cancer cases and 1.8 million deaths from lung cancer worldwide. In the United States, according to the American Cancer Society, it is estimated that in 2021, there will be more than 235,000 new cases of lung cancer and more than 131,000 deaths from lung cancer. The American Society of Clinical Oncology reports that NSCLC represents 84 percent of all lung cancers and the five-year survival rate for patients with NSCLC with distant spread is 7 percent..

For more information on the U.S. FDA’s Fast Track Designation, please visit the FDA’s Fast Track webpage.

About Genprex, Inc.

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new therapies for large patient populations with cancer and diabetes who currently have limited treatment options. Genprex works with world-class institutions and collaborators to develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches. Genprex’s oncology program utilizes its unique, proprietary, non-viral ONCOPREX® Nanoparticle Delivery System, which the Company believes is the first systemic gene therapy delivery platform used for cancer in humans. ONCOPREX encapsulates the gene-expressing plasmids using lipid nanoparticles. The resultant product is then administered intravenously, where it is then taken up by tumor cells that express proteins that are deficient. The Company’s lead product candidate, REQORSA™ (quaratusugene ozeplasmid), is being evaluated as a treatment for non-small cell lung cancer (NSCLC). REQORSA has a multimodal mechanism of action that has been shown to interrupt cell signaling pathways that cause replication and proliferation of cancer cells; re-establish pathways for apoptosis, or programmed cell death, in cancer cells; and modulate the immune response against cancer cells. REQORSA has also been shown to block mechanisms that create drug resistance. In 2020, the U.S. Food and Drug Administration granted Fast Track Designation for REQORSA for NSCLC in combination therapy with AstraZeneca’s Tagrisso® (osimertinib) for patients with EFGR mutations whose tumors progressed after treatment with Tagrisso.

For more information, please visit the Company’s web site at www.genprex.com or follow Genprex on Twitter, Facebook and LinkedIn.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K and “Part II, Item 1A” of Genprex’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the timing and success of Genprex’s clinical trials and regulatory approvals, including the extent and impact of the COVID-19 pandemic; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; Genprex’s future growth and financial status; Genprex’s commercial and strategic partnerships including the scale up of the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Genprex, Inc.

(877) 774-GNPX (4679)

GNPX Investor Relations

investors@genprex.com

GNPX Media Contact

Kalyn Dabbs

media@genprex.com